CUSIP No. 48213W408	Page 1 of 1

EXHIBIT A

Persons who may be Deemed to Control the Reporting Persons

Set forth below is the (i) name, (ii) principal business address and (iii) place of organization of each person who may be deemed, for purposes of this Statement, to control the Reporting Persons.

(i)	4190297 Canada Inc.
(ii)	751 Victoria Square, Montréal (Québec), Canada H2Y 2J3
(iii)	Canada

(i)	Sagard Holdings Inc.
(ii)	161 Bay Street, Suite 5000, Toronto (Ontario), Canada M5J 2S1
(iii)	Canada

(i)	Power Corporation of Canada
(ii)	751 Victoria Square, Montréal (Québec), Canada H2Y 2J3
(iii)	Canada

(i)	Pansolo Holding Inc.
(ii)	961 Churchill Avenue, Sudbury, Ontario, Canada P3A 4A3
(iii)	Canada

(i)	Sagard Holdings Participation Inc.
(ii)	161 Bay Street, Suite 5000, Toronto (Ontario), Canada M5J 2S1
(iii)	Canada